Exhibit 99.1

Contact: Investor Relations
804.289.9709	FOR IMMEDIATE RELEASE

Brink’s Announces $50 Million Accelerated Share Repurchase

RICHMOND, Va., August 5, 2021 – The Brink’s Company (NYSE:BCO), the global leader in total cash management, route-based secure logistics and payment solutions, today announced that it has entered into an accelerated share repurchase ("ASR") agreement with J.P. Morgan Chase Bank, N.A., to repurchase $50 million of the company’s common stock. Brink’s will execute the ASR under a $250 million share repurchase program authorized by its board of directors on February 6, 2020. Upon completion of this ASR, and including the $50 million ASR that was announced in August 2020, Brink’s will have $150 million remaining under the authorization.
Doug Pertz, president and chief executive officer, said: “This accelerated share repurchase demonstrates our commitment to delivering value to our shareholders and our confidence in the future. Our year-to-date results support this confidence, and we expect continued momentum in the second half. More importantly, we expect accelerated growth in 2022 as we exceed pre-Covid revenue levels and begin to gain traction from our new digital solutions. We look forward to disclosing our next strategic plan, including new financial targets for 2023, at our upcoming Investor Day.”
Under terms of the agreement, Brink’s will pay $50 million to J.P. Morgan and will receive approximately 524,315 shares based on market prices, representing approximately 80% of the total shares the company expects to repurchase under the ASR agreement. Brink’s expects to receive additional shares representing the balance of 20% of the remaining shares under the ASR agreement by no later than November 24, 2021, when the ASR transaction is expected to be completed. The final number of shares repurchased will be based on the average of the daily volume-weighted prices of Brink’s common stock during the term of the transaction, less a discount and subject to adjustments related to the terms and conditions of the ASR agreement. As of June 30, 2021, Brink’s had approximately 50.5 million fully diluted shares outstanding.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in total cash management, route-based secure logistics and payment solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), and international transportation of valuables. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 53 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: future results, expected economic recovery, demand for our services in future periods, the company’s strategic initiatives and plan, including 2023 financial targets, and expected purchases under the ASR agreement.

Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; pandemics (including the ongoing Covid-19 pandemic and related impact to and restrictions on the actions of businesses and consumers, including suppliers and customers), acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; anticipated cash needs in light of our current liquidity position and the impact of Covid-19 on our liquidity; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2020, and in related disclosures in our other public filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

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